Exhibit 10.1

EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”) is made and entered into as of this 5th day of September, 2024 (the “Effective Date”) by and between SUN, a Wyoming corporation (“Company”), and Michael Ssebugwawo Muyingo (“Employee”).

1. Employment

Company hereby employs Employee as the Director and Chief Executive Officer (“CEO”), and Employee hereby accepts such employment.

2. Term

This Agreement shall commence on the Effective Date and shall continue until terminated by either party in accordance with the terms hereof.

3. Duties and Responsibilities

Employee shall perform such duties and responsibilities as are customarily associated with the positions of Director and CEO, and such other duties as may be assigned by the Company’s Board of Directors from time to time. Employee shall devote his full time and best efforts to the performance of his duties hereunder.

4. Compensation

In consideration for the services rendered by Employee, Company shall grant to Employee 5,000,000 shares of Company’s common stock.

5. Termination

•	Without Cause: Either party may terminate this Agreement without cause upon providing at least ninety (90) days' prior written notice to the other party.
•	For Cause: Company may terminate this Agreement for cause immediately upon written notice to Employee. “Cause” shall include, but not be limited to:
o	Employee's gross negligence or willful misconduct in the performance of his duties;

o	Employee's breach of any material provision of this Agreement;

o	Employee's conviction of a felony or any crime involving moral turpitude.

6. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Wyoming.

7. Entire Agreement

This Agreement constitutes the entire understanding between the parties and supersedes all prior negotiations and agreements, whether written or oral.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

SUN

By: SUN - 522 W. Riverside Ave. Suite N, Spokane, WA 99201

Michael Ssebugwawo Muyingo

By: /s/ Michael Ssebugwawo Muyingo

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